                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               FISCAL YEARS
                                                           --------------------
                                                            1993   1992   1991
                                                           ------ ------ ------
Net Income................................................ $   50 $   85 $   82
Less: Dividends on convertible preferred stock............      8     17      1
                                                           ------ ------ ------
Net Income available for common shareholders.............. $   42 $   68 $   81
                                                           ====== ====== ======
Primary Earnings Per Common Share
Shares--
  Weighted average number of common shares outstanding....  107.4   99.8   94.9
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings to
   date, less shares assumed purchased at average market..     .1     .1    1.0
  Assuming distribution of common shares granted under
   employee stock option plan, less shares assumed
   purchased at average market............................    3.2    1.6    1.7
  Assuming distribution of common shares granted under
   deferred stock incentive plan, less shares assumed
   purchased at average market............................    2.3    4.2    3.9
                                                           ------ ------ ------
                                                            113.0  105.7  101.5
                                                           ====== ====== ======
Primary Earnings Per Common Share......................... $  .37 $  .64 $  .80
                                                           ====== ====== ======

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS PER COMMON SHARE (CON'T)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               FISCAL YEARS
                                                           --------------------
                                                            1993   1992   1991
                                                           ------ ------ ------
Fully Diluted Earnings Per Common Share
Shares--
  Weighted average number of common shares outstanding....  107.4   99.8   94.9
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings to
   date, less shares assumed purchased at higher of
   average or ending market...............................     .1     .2    1.0
  Assuming distribution of common shares granted under
   employee stock option plan, less shares assumed
   purchased at higher of average or ending market........    5.3    2.3    1.7
  Assuming distribution of common shares granted under
   deferred stock incentive plan, less shares assumed
   purchased at higher of average or ending market........    2.3    4.2    3.9
  Assuming issuance of common shares upon conversion of
   subordinated debt*.....................................     .7    --     --
  Assuming issuance of common shares upon conversion of
   convertible preferred stock*...........................    5.5    --     --
                                                           ------ ------ ------
                                                            121.3  106.5  101.5
                                                           ====== ====== ======
Fully Diluted Earnings Per Common Share................... $  .35 $  .64 $  .80
                                                           ====== ====== ======

- --------
* Convertible subordinated debt and convertible preferred stock, issued in 1991, were antidilutive in 1991 and 1992.

                                      E-2